LEAK-OUT AGREEMENT

This LEAK-OUT AGREEMENT (this “Agreement”) is made and entered into as of this 27th day of January 2016, by and between Conner Clay (the “Holder”) and Epic Stores Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company sold 500,000 shares of common stock of the Company (the “Common Stock”) to the Holder on December 10, 2015 and the Company sold 500,000 shares of Common Stock to the Holder on December 31, 2015; and

WHEREAS, the Company and the Holder agree to enter into this Agreement in order to provide for the orderly sale of shares of Common Stock;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2. Leak-Out. Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the conversion, offer, sale or transfer of the Common Stock under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and the Holder agree that, commencing on the date of this Agreement, subject to any applicable Regulations, the Holder shall be entitled to sell shares of Common Stock in an amount not more than 20% of the volume of the Common Stock on any given day of trading (the “Daily Allotment”) until the six (6)-month anniversary of the date hereof (such six (6)-month period, the “Leak-Out Period”), unless otherwise extended by the Holder, at which time the Holder shall no longer be subject to the Daily Allotment restrictions and shall be entitled to sell shares of Common Stock as the Holder in its sole discretion may elect.

3. No Shorting. The Holder agrees that neither it, nor any of its affiliates, shall short sell any of the Company’s securities during the term of this Agreement.

4. Remedies. The Holder shall have the right to specifically enforce all of the obligations of the Company under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach by the Company of any provision of this Agreement and to exercise all other rights granted by law. For the avoidance of doubt, this foregoing provision is drafted by all parties in a manner that is intended to apportion fault and responsibility in a fair and equitable manner and the Company shall not be responsible for any violation of the Daily Allotment by the Holder during the Leak-Out Period so long as the Company uses reasonable care to assure compliance with these provisions and does not authorize the Holder to sell shares of Common Stock in a manner that is inconsistent with the Daily Allotment. Furthermore, the Company recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holder. Therefore, the Company agrees that the Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. If the Holder prevails in an action to enforce this Agreement, it shall be entitled to receive from the Company reimbursement for all fees and expenses incurred in connection therewith, including reasonable fees of counsel.

5. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6. Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested or overnight courier by a nationally recognized courier service to the respective addresses set forth on the signature page hereto. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing.

7. Entire Agreement; Amendments. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto. This Agreement supersedes any prior agreement (including, without limitation any prior lock-up or leak-out agreements), representation or understanding with respect to such subject matter.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said state. The Company and the Holder agree that any action based upon this Agreement may be brought in the United States and state courts of Nevada only and the Holder submits to the jurisdiction of such courts for all purposes hereunder.

9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10. Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

11. Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

By: /s/ Connor Clay

Name: Connor Clay

Title:

Address and Facsimile No. for Notice:

6816 Sunnyvale Rd

Paradise Valley, AZ 85253

Attn: ________________________

Fax No: ______________________

EPIC STORES CORP.

By: /s/ Brian Davidson

Name: Brian Davidson

Title: CEO

Address and Facsimile No. for Notice:

___________________________

___________________________

Attn: ________________________

Fax No: ______________________

1